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EXHIBIT 99B2

OTHER PROPORTIONATE INFORMATION                  U S WEST MEDIA GROUP
(UNAUDITED)
                                          Quarter Ended
                                          September 30,
                                                    1996        %
In thousands unless noted                1997     Pro forma  Change
----------------------------           ---------  --------- ---------
 Cable & broadband
  Domestic
   Homes passed                           12,368     12,100     2.2
   Subscribers                             7,696      7,462     3.1
  International
   Homes passed                            3,509      2,015    74.1
   Subscribers                             1,483        961    54.3

 Wireless
  Domestic
   Cellular POPs-managed
    (millions)                              20.3       20.0     1.5
   Cellular subscribers                    2,200      1,664    32.2
   PCS POPs (millions)                      14.7       13.7     7.3
   PCS subscribers                            63        -       -
  International
   POPs (millions)                          77.3       77.3     -
   Subscribers                               871        419   107.9

 Directory & information svcs.
  Dex revenue per directory
    advertiser (whole dollars)          $  2,236   $  2,127     5.1
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The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.







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